UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 1, 2012, Bank of America, N.A. and KVH Industries, Inc. (the “Company”) entered into an amendment to the Amended and Restated Credit and Security Agreement, dated July 17, 2003, as amended (the “Credit Agreement”), which provided for an extension of the expiration date of the option, subject to stated conditions, for the Company to convert up to $12,000,000 in revolving loans into ten-year term loans bearing interest at a floating rate equal to the LIBOR Rate (as defined in the Credit Agreement) plus 1.75% from March 31, 2012 to September 30, 2012.

The foregoing description of the amendment to the Credit Agreement is qualified in its entirety by reference to the Sixth Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Sixth Amendment, dated March 1, 2012 by and between KVH Industries, Inc. (the “Borrower”) and Bank of America, N.A. (the “Lender”), amending the Amended and Restated Credit and Security Agreement, dated July 17, 2003, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: March 6, 2012	BY:	/s/ Patrick J. Spratt
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Sixth Amendment, dated March 1, 2012 by and between KVH Industries, Inc. (the “Borrower”) and Bank of America, N.A. (the “Lender”), amending the Amended and Restated Credit and Security Agreement, dated

July 17, 2003, as amended.